As filed with the Securities and Exchange Commission on May 20, 1998
                                               Registration No._________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------
                        ORRSTOWN FINANCIAL SERVICES, INC.
             (Exact Name of registrant as specified in its charter)


         Pennsylvania                                       23-2530374
-------------------------------                          ----------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                        Identification Number)

      77 East King Street, Shippensburg, Pennsylvania 17257 (717) 532-6114 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                                                                                   Copy to:

Kenneth R. Shoemaker, President and Chief Executive Officer                        Dean H. Dusinberre, Esquire
Orrstown Financial Services, Inc.                                                  Rhoads & Sinon LLP
77 East King Street, Shippensburg, PA 17257                                        One South Market Square
(717) 530-2600                                                                     P. O. Box 1146
(Name, address, including zip code, and telephone number,                          Harrisburg, PA  17108-1146
including area code, of agent for service)                                         (717) 233-5731


                              --------------------

  Approximate date of commencement of proposed sale to the public May 26, 1998.

                              ---------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             ---------------------
                        Calculation of Registration Fee
====================================================================================================================================
Title of each class                                           Proposed             Proposed maximum
of securities to be             Amount to be              maximum offering        aggregate offering               Amount of
    registered                   registered                price per share (1)         price (1)               registration fee
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock                200,000 shares                  $44.00                 $8,800,000                  $2,667.00
====================================================================================================================================

(1) Based, pursuant to Rule 457(c), upon the average of the bid and asked price of Orrstown Financial Services, Inc. Common Stock on May 15, 1998. On May 15, 1998, the high bid price was $44.00 per share. There was no offer price on that date.

================================================================================

               [ORRSTOWN FINANCIAL SERVICES, INC. LETTERHEAD LOGO]

PROSPECTUS

                     STOCKHOLDER DIVIDEND REINVESTMENT PLAN


Orrstown Financial Services, Inc. (the "Company") hereby offers participation in its Stockholder Dividend Reinvestment Plan (the "Plan"). The Plan provides Participants with a convenient and economical way to purchase the Company's Common Stock (the "Shares") by reinvesting all or a portion of the cash dividends paid on their Shares in additional Shares. Some of the significant features of the Plan are:

     o Participants may purchase Shares through the automatic reinvestment of quarterly cash dividends on their Shares.

     o Participants must either be a registered owner or beneficial owner of at least 100 Shares to be eligible to participate. Participants may participate with respect to all or a specified fixed number (but not less than 100) of their Shares.

     o Brokerage commissions and other service charges will not be charged for purchases made under the Plan.

     o Participants may deposit Share certificates held by them and registered in their names into the Plan and thereby avoid the need for safekeeping of certificates.

     o To fulfill requirements for the Plan, Shares will be purchased in the open market as available or directly from the Company.

     o A beneficial owner of Shares held through a broker or other nominee name may participate in the Plan either by making an appropriate arrangement with the nominee or by having the Shares transferred and registered in the beneficial owner's name.

Participation in the Plan is voluntary. Participants may terminate their participation at any time. Shareholders who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

     No person is authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of the securities to which this Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of Orrstown Financial Services, Inc. since the date of this Prospectus.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

        It is suggested that this Prospectus be retained for future use.

                  The date of this Prospectus is May 15, 1998.

                               -----------------

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov. The Registration Statement of which this Prospectus is a part, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR.

     Additional information regarding the Company and the Shares offered pursuant to this Prospectus is contained in the Registration Statement and the exhibits thereto filed with the Commission under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents filed by the Company with the Commission have been incorporated in this Prospectus by reference. See "Incorporation of Certain Documents By Reference." For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the documents incorporated herein by reference.

                                -----------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or portions thereof filed by the Company with the Commission are incorporated in this Prospectus:

     (a)  Annual Report on Form 10-K for the year ended December 31, 1997.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Company's Common Stock set forth in its Registration Statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering, shall be deemed to be incorporated by reference in this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents). Requests should be directed to:

                        Orrstown Financial Services, Inc.
                               77 East King Street
                             Shippensburg, PA 17257
                            Attn: Corporate Secretary

      Telephone inquiries may be directed to the Company at (717) 532-6114.

                                   THE COMPANY

     Orrstown Financial Services, Inc. (the "Company") is a one-bank holding company incorporated under the laws of the Commonwealth of Pennsylvania. The Company's principal subsidiary, Orrstown Bank (the "Bank"), is a state-chartered bank and trust company having its administrative offices in Shippensburg, Pennsylvania. The Bank has seven branch offices located in Cumberland and Franklin Counties, and engages in commercial banking and trust services. This involves accepting demand, time and savings deposits and granting consumer, commercial, real estate and business loans to individuals, corporations, partnerships, municipalities and other governmental bodies. Through its trust department, the Bank renders services as trustee, executor, administrator, guardian, managing agent and custodian and conducts other fiduciary activities authorized by law.

     The Company's corporate office is located at 77 East King Street, Shippensburg, Pennsylvania 17257; its telephone number is (717) 532-6114.

                                    THE PLAN

     The following questions and answers explain the Company's Stockholder Dividend Reinvestment Plan (the "Plan").


PURPOSE

     1. What is the purpose of the Plan?

     The Plan was adopted by the Company's Board of Directors on March 19, 1998, in order to provide holders of the Company's Common Stock with a simple, convenient and systematic method of investing cash dividends in additional shares of the Company's Common Stock ("Shares") without payment of any brokerage commission. In addition, purchases of additional Shares pursuant to the Plan directly from the Company, in contrast to purchases of additional Shares effected on the open market, will provide the Company with additional capital to be used for general corporate purposes.


PARTICIPATION

     2. Who is eligible to participate?

     You may participate in the Plan if you qualify as either of the following:
(a) you are a "registered holder," a shareholder whose Shares are registered in the stock transfer books of the Company in your own name; or (b) you are a "beneficial owner," a shareholder who has beneficial ownership of Shares that are registered in a name other than your name (for example, in the name of a broker, bank or other nominee); provided, however, that to be eligible to participate you also must satisfy the Minimum Participation described in Question 5. Registered holders may participate in the Plan directly. If you are not a registered holder, you must either become a registered holder by having your Shares transferred into your own name, or you must make arrangements with your broker, bank or other nominee to participate in the Plan on your behalf. Most major brokers, banks and other nominees will make such arrangements on request. See Question 6.

     Your right to participate in the Plan is not transferable to another person apart from a transfer of your underlying Shares.

     Persons who reside in jurisdictions in which it is unlawful for the Company to permit participation in the Plan are not eligible to participate in the Plan.

     The Company reserves the right to exclude from participation in the Plan persons who utilize the Plan to engage in short-term trading or arbitrage activities. Although the Company has no present intention regarding the exclusion of persons from participating in the Plan who utilize it to engage in short-term trading or other arbitrage activities, it reserves the right to do so if it encounters a pattern of trading that it considers abusive or objectionable.


BENEFITS AND DISADVANTAGES

     3. What are the benefits and disadvantages of the Plan?

     The primary benefits of the Plan are:

     o You may have the cash dividends on all or a portion of your Shares reinvested automatically in additional Shares of the Company's Common Stock.

     o You pay no brokerage commissions or service charges in connection with your purchases under the Plan. See Question 24.

     o Your reinvested cash dividends will be fully invested because the Plan provides for fractional Shares to be credited to your account. Additionally, dividends on such fractional shares, as well as on whole Shares participating in the Plan, will be reinvested automatically in additional Shares and credited to your Plan account.

     o You will avoid cumbersome safekeeping of stock certificates for Plan Shares credited to your account. You also may deposit in the Plan Shares held by you and registered in your name, thereby avoiding the need for safekeeping of certificates.

     o Periodic statements reflecting all current activity, including Shares purchased and latest Plan account balance, will simplify your record keeping.

          The primary disadvantages of the Plan are:

     o Due to the Pricing Period (as defined herein), the Purchase Price (as defined herein) for Shares purchased through the Plan may exceed (or be less than) the price of acquiring Shares (including transaction costs) on the open market on the applicable Investment Date. See Questions 9 and 11.

     o There may be delays between a Participant's instruction to sell Plan Shares and the sale date. There may also be delays in receiving Shares withdrawn from the Plan. See Questions 16 and 18.

     o Participants who reinvest cash dividends will be treated for federal income tax purposes as having received a dividend payment, giving rise to a tax payment obligation without providing the Participant with immediate cash to pay such tax when it becomes due. See Question 20.

     o Participants will not know the actual number of Shares purchased under the Plan until after the Pricing Period. See Questions 11 and 12.

     o    Shares deposited in a Plan account may not be pledged. See Question
          22.

          Neither the Company or the Administrator can assure a profit or protect against a loss on Shares purchased under the Plan.


ADMINISTRATION AND INTERPRETATION

     4. Who will administer and interpret the Plan?

     The Plan will be administered by Orrstown Bank or such successor administrator as the Company may designate (the "Administrator"). The Administrator acts as agent for Participants, keeps records of Participants' accounts, sends regular account statements to Participants, and performs other duties relating to the Plan. Shares purchased for each Participant under the Plan, and Shares deposited with the Administrator for safekeeping as described in Question 15, will be held by the Administrator on behalf of the Participants, unless and until a Participant requests that a stock certificate for his or her Shares be issued, as described in Question 14. The Administrator also serves as dividend disbursement agent, transfer agent and registrar for the Common Stock. Communications with the Administrator should be directed as follows:

                                  Orrstown Bank
                               77 East King Street
                             Shippensburg, PA 17257
                           Attn: Shareholder Services

                       By telephone, call (717) 532-6114.

     When corresponding with the Administrator, we suggest that you give your daytime telephone number and area code.

     The Company has the right to establish procedures for administration of the Plan and to interpret the terms and conditions of the Plan. Its procedures and interpretations will be final, conclusive and binding.


MINIMUM PARTICIPATION

     5. What is the Minimum Participation?

     To be eligible to participate in the Plan, you must either be a "registered holder," a Shareholder whose Shares are registered in the stock transfer books of the Company in your own name, who owns in one account, of record, at least one hundred (100) Shares at the time you enroll in the Plan and continuously thereafter so long as you remain a Participant; or a beneficial owner of at least one hundred (100) Shares. Additionally, in either case, you must participate in the Plan to the extent of at least one hundred (100) Shares. These requirements are referred to as the "Minimum Participation."


ENROLLMENT

     6. How and when may an eligible person enroll in the Plan and become a Participant?

     If you are a registered holder, you may enroll in the Plan and become a Participant by completing and signing an Authorization Form (enclosed herewith) and returning it to the Administrator at the address set forth in Question 4. An additional Authorization Form may be obtained at any time from the Administrator. If you have your Common Stock registered in more than one name (e.g., joint tenants, trustees), all registered holders of such Shares must sign the Authorization Form exactly as their names appear on the account registration.

     If you are a beneficial owner but not a record holder of Common Stock, you must instruct your broker, bank or other nominee in whose name your Shares are held to participate in the Plan on your behalf.

     You may enroll in the Plan at any time. Once enrolled, you remain enrolled without further action on your part until you discontinue your participation or until the Plan is terminated. See Question 18 regarding withdrawal from the Plan and Question 28 regarding termination of the Plan. However, if there is any subsequent change in the manner in which your name appears on your certificate(s), you must sign another Authorization Form, and execute a stock power form to change the registration of your Plan account, in order to continue participation.

     7. What are the participation options and what does the Authorization Form provide?

     The Authorization Form appoints the Administrator as your agent for purposes of the Plan. It may also direct the Company to pay to the Administrator, for the purchase of additional Shares, all of the cash dividends on (a) the specified number of Shares owned by you on the applicable Record Date (subject to the Minimum Participation described in Question 5), and designated by you to be included in the Plan ("Participating Shares"), and (b) all whole and fractional Shares which have been credited to your Plan account. Shares in your Plan account, other than Shares deposited with the Administrator solely for safekeeping as described in Question 15 ("Safekeeping Shares") are referred to as "Plan Shares." The Authorization Form also may direct the Administrator to reinvest automatically all subsequent dividends on Plan Shares. Cash dividends will continue to be reinvested on the number of Participating Shares and on all Plan Shares (but not on Safekeeping Shares) until the Participant specifies otherwise or terminates participation, or the Plan is terminated.

          The Authorization Form provides for the purchase of Shares through the investment options described below.

          The investment options are as follows:

          (1)  "Full Dividend Reinvestment"

               This option directs the Administrator to invest in accordance with the Plan all cash dividends on all Shares then or subsequently owned by you, and also all cash dividends on your whole and fractional Plan Shares.

          (2)  "Partial Dividend Reinvestment"

               This option directs the Administrator to invest in accordance with the Plan all cash dividends on that number of whole Shares held by you which are designated in the appropriate space on the Authorization Form and on all whole and fractional Plan Shares. This option should be used if you wish to reinvest dividends on some but not all of the shares of the Company's Common Stock that you own (subject to the Minimum Participation described in Question 5). If this option is selected, you will continue to receive cash dividends in the usual manner on all Shares registered in your name or beneficially owned by you but which you have not designated for participation in the Plan. It is recommended that nominee firms holding Shares in their own firm's street name (i.e., Shares not held for the firm by Depository Trust Company or some other depository) use this option, even if they wish to participate with respect to all of the Common Stock they own at the time of enrollment.

     You may select either of the above two options. In each case, cash dividends on all Participating Shares, including all Plan Shares added from time to time and held in your Plan account, will be reinvested, until you specify otherwise or withdraw from the Plan altogether, or until the Plan is terminated. See Question 18 regarding notification of withdrawal to the Administrator. See Question 26 regarding provisions on Shares issued in stock splits or stock dividends and stock acquired on the exercise of rights.

     If you return a properly executed Authorization Form to the Administrator without electing an investment option, you will be enrolled as having selected Full Dividend Reinvestment.

     If you own Common Stock of record and also beneficially through one or more brokers, banks or other nominees, each such holding will be treated as a separate holding for purposes of authorizing participation in the Plan. To participate in the Plan for all of your holdings, separate Authorization Forms should be submitted by you individually for your record holdings and by each such nominee for your beneficial holdings with it.

     8. When will participation in the Plan begin?

     Participation will commence with the next Investment Date (as defined herein) after the Administrator's receipt of the Authorization Form, provided it is received by the Administrator by the Record Date for the applicable cash dividend. The "Record Date" is the date used by the Company for determining who are the stockholders of record for the purpose of receiving any cash dividend.


PURCHASES

     9. When will Shares be purchased under the Plan?

     On the relevant Investment Date, reinvested cash dividends under the Plan will be used by the Administrator to purchase Shares for the accounts of Participants. The relevant Investment Date for the reinvestment of cash dividends is the applicable dividend payment date.

     Due to regulatory requirements, however, in instances in which the Shares purchased through the Plan are purchased on the open market, the Plan may be required to make such open market purchases over two or more consecutive trading days, in which event the first such purchase date will be the Investment Date.

     There can be no assurance as to the declaration or payment of dividends and nothing contained in the Plan obligates the Company to declare or pay any dividends. The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to be determined by the Board of Directors based upon the Company's earnings, financial condition and other factors. See "COMMON STOCK DIVIDENDS AND PRICE RANGES."

     10. What is the source of Shares to be purchased under the Plan?

     Shares of Common Stock purchased through the Plan may be newly issued or treasury Shares purchased directly from the Company, Shares purchased through routine open market transactions or Shares acquired by a combination of such methods. The Company will determine the source of the Plan purchases, which may vary from time to time.

     11. At what price will Shares be purchased?

     All Shares purchased through the Plan directly from the Company will be acquired at a price to you (the "Purchase Price") equal to the average of the daily high bid and low offer quotations for the Company's Common Stock reported through the National Association of Securities Dealers, Inc.'s OTC Bulletin Board service for the ten (10) trading days immediately preceding the applicable Investment Date (the "Pricing Period"). If, however, no bid or no offer quotation for the Company's Common Stock is reported through the OTC Bulletin Board service during the Pricing Period, then the Purchase Price will be the price of the last trade reported for the Company's Common Stock through the OTC Bulletin Board service.

     In the event the Company's Common Stock subsequently becomes listed for trading on the NASDAQ Stock Market, the Purchase Price will be the mean between the high and low sales prices for the Company's Common Stock on the NASDAQ Stock Market, as reported in the financial press, on any relevant date. If the Company's Common Stock subsequently becomes listed for trading on a national exchange, the Purchase Price will be the mean between the high and low sales price for the Company's Common Stock on such exchange, as reported in the financial press, on any relevant date.

     All Shares purchased under the Plan through open market purchases will be acquired on the applicable Investment Date at a price to you (the "Purchase Price") equal to the weighted average of the prices actually paid for the Shares purchased by the Plan through such open market purchases.

     Although the Company will pay all brokerage fees on Shares purchased on the open market, for tax purposes these fees will be considered as additional dividend income to you.

See Question 20. These fees, and the resulting additional dividend income, are not expected to be substantial.

     12. How many Shares will be purchased for Participants?

     The number of shares that will be purchased for a Participant's Plan account will depend on the amount of cash dividends reinvested on behalf of the Participant and the applicable Purchase Price of the Shares purchased. A Participant's Plan account will be credited with that number of shares (including any fraction of a share computed to four (4) decimal places) that results from dividing the amount of cash dividends reinvested by the applicable Purchase Price. For purposes of this computation, the amount of a Participant's cash dividends will include cash dividends payable on all Participating Shares and on all Plan Shares.

     13. How are open-market purchases of Shares effected?

     In connection with open-market purchases of Shares pursuant to the Plan, the Administrator will transfer the cash dividends to be reinvested to an independent purchasing agent (the "Purchasing Agent"). The Purchasing Agent will be a broker-dealer registered under the Exchange Act, as selected by the Company's Board of Directors from time to time, who is unaffiliated with the Company. Aside from transferring funds to the Purchasing Agent, neither the Company or the Administrator will have any influence on the manner, methods or timing of purchases of Shares on the open-market.


CERTIFICATES

     14. Will certificates be issued for Share purchases?

     All Plan Shares and all Common Stock deposited for safekeeping with the Administrator pursuant to Question 15 will be held together by the Administrator. This service protects against the loss, theft and destruction of certificates. Upon written request, the Administrator will have certificates issued and delivered to you for any whole Shares credited to your account. Certificates will be issued only in the same names as those enrolled in the Plan. In no event will certificates for fractional Shares be issued.

     15. May a Participant add Shares to his or her account by transferring stock certificates that the Participant possesses?

     You may send to the Administrator for safekeeping all the Common Stock certificates which you hold. Shares of Common Stock deposited with the Administrator for safekeeping which are not Participating Shares are referred to as "Safekeeping Shares." The Plan will hold the Shares purchased for a Participant, and any Shares deposited by the Participant with the Plan for safekeeping, until the Participant terminates participation in the Plan. The safekeeping of Shares offers the advantage of protection against loss, theft or inadvertent destruction of certificates as well as convenience if and when Shares are sold through the Plan. All Shares represented by such certificates will be kept in safekeeping in "book entry" form and will be combined with any full and fractional Shares then held by the Plan for the Participant. All dividends on Shares held by the Plan under the safekeeping service, which Shares have been designated as Participating Shares, will be reinvested for the Participant. All dividends on Safekeeping Shares will be paid to the Participant in cash, and will not be reinvested through the Plan.

     To deposit certificates for Common Stock for safekeeping under the Plan, you must transmit the certificates to the Administrator. Stock certificates as well as all written inquiries about the safekeeping service should be directed to the Administrator. See Question 4. The Participant will bear the risk of the means of transmission selected. It is recommended that certificates be sent by registered mail or a reliable courier service.

     Certificates for either Participating Shares or Safekeeping Shares that have been deposited with the Administrator may be withdrawn by the Participant by submitting a written request to the Administrator.


SALE OF SHARES

     16. Can Participants sell Shares held under the Plan?

     You may, by written instructions, request the Administrator to transfer to a person designated by you or place a sale order on your behalf for some or all of your Plan Shares or your Safekeeping Shares and will remit to you a check for the proceeds of such sale, less your Share of brokerage commissions, service charges and any applicable taxes. Shares will be sold within seven (7) business days after the Administrator's receipt of your written notice in routine open market transactions at then current market prices in transactions carried out through one or more brokerage firms.

     This procedure for selling Shares may be particularly attractive to holders of small amounts of the Common Stock, because the Plan can combine odd lots and small numbers of Shares into larger blocks to be sold, and thereby take advantage of lower brokerage costs than might otherwise be available to individual Participants in the sale of their Shares.

     Notwithstanding the foregoing, if there are any legal restrictions or limitations on a Participant's right to sell Shares publicly (e.g., because the Participant is a controlling person of the Company), the Administrator will not be obligated to sell such Shares.

REPORTS

     17. What reports will be sent to Participants?

     Unless you are participating in the Plan through your broker, bank or other nominee, you will receive from the Administrator a detailed statement of your Plan account following each dividend payment and account transaction. These detailed statements will show total cash dividends received, total Shares purchased (including fractional Shares), the Purchase Price of each Share, and the total Shares held by you in the Plan. These statements should be retained by you to determine your tax cost basis for Shares purchased. If you are participating in the Plan through your broker or other nominee, you should contact such entity regarding a statement of your interests in the Plan.

     As a stockholder of the Company, you also will continue to receive copies of all material sent to stockholders including, without limitation, quarterly and annual reports and the notice of annual meeting and proxy statement.


WITHDRAWAL

     18. How may Participants withdraw from the Plan?

     You may withdraw from the Plan by giving written notice to the Administrator and, thereafter, all dividends will be sent to you or to the nominee through which your Shares are held. If your written notice of withdrawal is received by the Administrator later than five (5) days prior to a Record Date and on or before the ensuing Investment Date, such withdrawal will not be effective until dividends for such Record Date have been reinvested and Shares credited to your Plan account. Upon withdrawal, stock certificates for any whole Shares will be issued in the Participant's name or, upon written direction, Shares will be sold for the Participant. See Questions 14 and 16. Any fractional Shares held in the Plan at the time of withdrawal will be converted to cash on the basis of the then current market price of the Common Stock (determined in accordance with the procedures described in response to Question 11 in connection with determining the Purchase Price of Shares purchased directly from the Company) on the date the Participant's written notice of withdrawal is received by the Administrator.

     19. Will participation end automatically on the Participant's death or incompetence?

     Participation in the Plan will not terminate automatically upon the death or incompetence of the Participant, even if the Company or the Administrator is aware of such event. However, the Participant's legal representative or successor may terminate further participation in the Plan at any time.

FEDERAL TAXES

     20. What are the principal federal income tax consequences of participating in the Plan?

     A Participant will be treated as having received dividend income equal to the aggregate Purchase Price on the Investment Date of Shares acquired directly from the Company with reinvested dividends on the Participant's Participating Shares. In the case of Shares acquired on the open market with reinvested dividends, a Participant will be treated as having received dividend income equal to the aggregate Purchase Prices of the Shares, plus the Participant's share of any broker fees paid by the Company. Thus, a Participant recognizes dividend income even though these amounts are not actually received by the Participant in cash, but are applied to the purchase of Shares for the Participant's Plan account. In the case of corporate Shareholders, dividends received under the Plan may be eligible for the dividends-received deduction.

     A Participant's tax basis in the Shares acquired with reinvested dividends will include any amount the Participant is treated as having received as a dividend. The holding period for such Shares will begin the day after the date that the Shares are purchased.

     When a Participant receives certificates for whole Shares that were credited to the Participant's Plan account, the Participant will not realize any taxable income. However, a Participant who receives a cash adjustment for a fraction of a Share may realize gain or loss with respect to such fraction equal to the difference between the cash adjustment and the Participant's tax basis in such fraction. Gain or loss also may be realized by the Participant when whole Shares are sold, either pursuant to the Participant's request, upon withdrawal from the Plan or by the Participant after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount realized by the Participant for the Shares and the Participant's tax basis in the Shares. Such gain or loss generally will be capital gain or loss if the Shares disposed of were held as capital assets by the Participant, and will be long-term capital gain or loss if the Shares disposed of were held for more than one year at the date of sale.

     A Participant (other than certain exempt stockholders who establish the exemption to the Administrator's satisfaction, including, among others, all corporations and certain foreign individuals and entities) may be subject to 31% backup withholding on dividend income or proceeds from the sale of fractional or whole Shares held in the Plan unless the Participant provides to the Administrator its federal taxpayer identification number or social security number (TIN). Backup withholding may also apply if the IRS notifies the Company of under-reporting of interest or dividend income by the Participant. If backup withholding is required on dividend income, the Administrator will reinvest dividends net of the amount of tax withheld. In order to avoid backup withholding, a Participant must provide the Administrator with the Participant's correct TIN on Form W-9 or a substitute Form W-9 provided by the Administrator (or Form W-8, Certificate of Foreign Status, with respect to certain foreign Participants). Copies of these forms may be obtained from the Administrator.

     In the case of those foreign Participants whose dividends are subject to U.S. income tax withholding, the amount of tax to be withheld will be deducted from the amount of dividends available to be reinvested under the Plan.

     The foregoing discussion is a summary of the principal federal income tax consequences of participating in the Plan and does not constitute tax advice. This summary is based on the current state of federal law and does not take into account possible changes in such law. Any such changes may have retroactive effect and may adversely affect the discussion in this summary. This summary does not address the special tax consequences that may be applicable to certain Participants subject to special tax treatment (including tax-exempt organizations, broker dealers, and foreign Shareholders). Participants should consult with their own tax advisors for further information with respect to the federal, foreign, state or local tax consequences of participation in the Plan.


OTHER PROVISIONS

     21. What happens if a Participant disposes of or acquires additional
Shares?

     If a Participant has elected the Full Dividend Reinvestment option under the Plan (see Question 7) and subsequently sells or transfers all or any part of the Shares registered in the Participant's name, automatic dividend reinvestment will continue as long as there are Shares registered in the name of the Participant or held for the Participant in the Plan by the Administrator (subject to the Minimum Participation requirement described in Question 5) or until termination of enrollment. Similarly, if a Participant has elected the Full Dividend Reinvestment option under the Plan and subsequently acquires additional Shares registered in the Participant's name, dividends paid on such Shares will automatically be reinvested until termination of enrollment or until other instructions are given. If, however, a Participant has elected the Partial Dividend Reinvestment option and subsequently acquires additional Shares which are registered in the Participant's name, dividends on such additional Shares will not be reinvested automatically under the Plan unless the Participant subsequently enrolls such Shares under the Plan. (See Question 7.) If a Participant has elected the Partial Dividend Reinvestment option and sells Shares, reinvestment will continue on the full number of Participating Shares as long as the Participant owns at least the number of Participating Shares previously specified, or on the number of Shares the Participant continues to own, if the Participant owns less than the number previously specified.

     22. May Shares in the Plan be pledged?

     Shares in the Plan may not be pledged and any purported pledge will be void. If you wish to pledge such Shares, you must first withdraw them from the Plan.

     23. How will a Participant's Shares be voted?

     In connection with the exercise of Shareholder voting rights, each Participant will receive proxy materials enabling the Participant to vote the Shares held by the Participant directly and the whole Shares held for the Participant's account by the Administrator. All whole Shares held by the Administrator will be voted by the Administrator as designated by the Participant on the proxy card. Fractional shares may not be voted. If a Participant does not vote by proxy or in person and does not otherwise instruct the Plan to the contrary, Shares held for the Participant's account by the Administrator will not be voted.

     If the Participant owns Shares of the Company's Common stock that are not deposited with the Administrator, the Participant may vote those Shares in the normal manner, even if they are Participating Shares; the Administrator will not be involved in the voting of such Shares.

     24. Who pays the expenses of the Plan?

     There are no brokerage commissions or service charges on Shares purchased directly from the Company for a Participant's account. Brokerage fees on Shares purchased on the open market for a Participant's account will be paid by the Company and, for tax purposes, these fees will be considered as additional dividend income to the Participants. All costs of administering the Plan will be paid by the Company, except as stated below and except for brokerage commissions in connection with sales under the Plan and the costs of any broker, bank or other nominee (other than the Administrator) which holds Shares on behalf of a Participant. When full or fractional Shares are sold for a Participant's account, the Plan will first deduct any applicable brokerage commissions and taxes before remitting the balance to the Participant.

     25. What are the responsibilities of the Company and the Administrator under the Plan?

     Neither the Company nor the Administrator has any duties, responsibilities or liabilities except those expressly set forth in the Plan, or as imposed by applicable legal requirements including, without limitation, the federal securities laws.

     THE PARTICIPANT SHOULD RECOGNIZE THAT NEITHER THE COMPANY OR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED OR SOLD FOR A PARTICIPANT UNDER THE PLAN.

     26. What happens if the Company issues a stock dividend or declares a stock split or makes a rights offering?

     Any Shares of Common Stock distributed by the Company as a result of a stock dividend or a stock split on Plan Shares or Safekeeping Shares held under the Plan for a Participant will be credited to the Participant's account as additional Plan Shares or Safekeeping Shares, respectively.

     With respect to Shares issued through stock dividends or splits on Participating Shares not held by the Administrator: (a) if the Participant has elected the Full Dividend Reinvestment option (see Question 7), the newly issued Shares will become Participating Shares automatically, and (b) if the Participant has elected the Partial Dividend Reinvestment option (see Question
7), the newly issued Shares will not become Participating Shares unless the Participant subsequently enrolls such Shares under the Plan.

     In the event that the Company makes rights available to holders of its Common Stock to purchase additional Shares or other securities, the rights issuable with respect to the Plan Shares and Safekeeping Shares will be distributed directly to the Participants, who will be free to exercise or otherwise dispose of the rights. If a Participant has elected the Full Dividend Reinvestment option, any Common Stock acquired by the Participant on the exercise of rights will become Participating Shares automatically. If a Participant has elected the Partial Dividend Reinvestment option, any Common Stock acquired by the exercise of rights will not become Participating Shares unless the Participant subsequently enrolls such Shares under the Plan.

     27. How many Shares are available for purchase under the Plan?

     The plan provides for the purchase of up to 200,000 Shares of the Company's Common Stock directly from the Company, whether such Shares are held as treasury Shares or are authorized but unissued Shares. Such number will be adjusted automatically in the event of a change in the capitalization of the Company arising out of any stock dividend, stock split, split-off, spin-off, recapitalization, merger, consolidation, exchange of shares or similar event which causes shares of any class to be issued in respect of the outstanding shares of the Company's Common Stock or causes shares of the Company's Common Stock to be changed into the same or a different number of the same or another class or classes of securities.

     28. May the Plan be changed or terminated?

     The Company intends the Plan to continue indefinitely. However, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time. Participants will be notified in writing of any material changes in the Plan.


                                 USE OF PROCEEDS

     The proceeds to the Company from Shares of Common Stock sold by it pursuant to the Plan will be used for general corporate purposes.

                     COMMON STOCK DIVIDENDS AND PRICE RANGES

     The Company pays dividends on the outstanding shares of its Common Stock as determined by its Board of Directors from time to time. Future dividends will depend on the earnings, financial position and cash requirements of the Company and such other factors as the Board of Directors may deem relevant. The Company has paid quarterly cash dividends on its Common Stock for the past three years as follows:



                                  1998          1997          1996          1995
                                  ----          ----          ----          ----
First Quarter ..........         .230          .181          .162          .136

Second Quarter .........          --           .190          .162          .143

Third Quarter ..........          --           .200          .171          .143

Fourth Quarter .........          --           .310          .181          .162
                              --------      --------      --------      --------

                                               .881          .676          .584



Cash dividends paid for quarters prior to the Second Quarter of 1997 have been restated to reflect a 5% stock dividend paid May 17, 1997 and a 5% stock dividend paid July 25, 1995.

     The following table sets forth the range of the high bid and low offer quotations for the Company's Common Stock as reported on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board service.


1998                                   High Bid         Low Offer
----                                   --------         ---------

First Quarter ......................... 44.50               --


1997                                   High Bid         Low Offer
----                                   --------         ---------

First Quarter ......................... 34.29             32.38

Second Quarter ........................ 40.00             34.29

Third Quarter ......................... 42.00             40.00

Fourth Quarter ........................ 45.00             42.00

1996                                  High Bid         Low Offer
----                                   --------         ---------

First Quarter.......................... 30.48             28.57

Second Quarter......................... 31.43             30.48

Third Quarter.......................... 32.38             31.43

Fourth Quarter......................... 32.38             32.38


     The high bid quotation for Shares of the Company's Common Stock as reported through the OTC Bulletin Board system on May 15, 1998 was $44.00 per Share. There was no offer quotation on that day. The last trade of the Company's Common Stock reported through the OTC Bulletin Board system was for 800 Shares at a price of $44.25 per share on April 28, 1998.

     The price of the Company's Common Stock varies over time and neither the price of the Common Stock nor any dividends thereon are guaranteed by the Administrator, the Company, any governmental authority or otherwise.


                    INDEMNIFICATION UNDER THE SECURITIES ACT

     Except in limited circumstances, the Company is required by provisions in its By-laws to indemnify its directors and officers against liability incurred by them as a result of their service in those capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


                                  LEGAL OPINION

     Rhoads & Sinon LLP, Harrisburg, Pennsylvania has rendered an opinion that Shares issued by the Company pursuant to the terms of the Plan will be duly authorized, fully paid and non-assessable.


                                     EXPERTS

     The consolidated financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement to the extent and for the periods indicated in their reports have been audited by Smith Elliott Kearns & Company LLC, independent public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                        ORRSTOWN FINANCIAL SERVICES, INC.

                     STOCKHOLDER DIVIDEND REINVESTMENT PLAN

                        Authorization and Enrollment Form

     To participate in the Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment Plan, please complete and sign the attached Authorization and Enrollment Form, mark your investment option and return it in the enclosed envelope to the Plan Administrator as indicated below:

                                  Orrstown Bank
                               77 East King Street
                             Shippensburg, PA 17257
                           Attn: Shareholder Services

     This form authorizes the enrollment of your account in the Plan. You may change or revoke your enrollment in the Plan at any time by notifying Administrator in writing.


                  =============================================

                                FOR YOUR RECORDS

                                    Full |_|

                          Partial |_| _____# of Shares

                          Safekeeping: _____# of Shares

                           Sent: ____________________
                               (Date)

                  =============================================

                        AUTHORIZATION AND ENROLLMENT FORM
                        ORRSTOWN FINANCIAL SERVICES, INC.
                     STOCKHOLDER DIVIDEND REINVESTMENT PLAN

     In order to participate in the Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment Plan (the "Plan"), you must complete the appropriate sections of this form and return it in the enclosed envelope to the Plan Administrator at the address shown above. The form appoints Orrstown Bank (the "Administrator"), as your agent to reinvest, as indicated thereon, the cash dividends paid on Shares registered in your name for the purchase of whole or fractional Shares of Common Stock under the terms and conditions set forth in the Prospectus which accompanied this form. By completing and signing this form, you certify that you have received the Prospectus and are a registered owner of at least 100 Shares of Common Stock.

     Please complete the appropriate sections below. If you wish to transmit certificates for Shares to be held by the Administrator either as Participating Shares or for Safekeeping only, please complete either Box 3 or Box 4. This service is optional; you are not required to transmit certificates to participate in the Plan.

     Check all boxes and complete all blanks that are appropriate to your choice and complete all related blanks.


TO ENROLL SHARES:



Box 1 |_|           FULL DIVIDEND REINVESTMENT - Please apply dividends on all
                    Shares now or hereafter registered in my name and all Shares credited to my Plan account to the purchase of additional
                    Shares.

Box 2 |_|           PARTIAL DIVIDEND REINVESTMENT - Please apply dividends on
                    _____ Shares (must be a whole number not less than 100) registered in my name and all Shares credited to my Plan account to the purchase of additional Shares.


TO TRANSMIT CERTIFICATES FOR ENROLLED PARTICIPATING SHARES ONLY:

Box 3 |_|           TO TRANSMIT CERTIFICATES FOR PARTICIPATING SHARES TO BE HELD
                    FOR YOUR ACCOUNT - Please deposit the enclosed certificate
                    No. ________________ representing _____________ Shares in my
                    Plan account. (Do not endorse your share certificate.) NOTE:
                    These shares will be Participating Shares in the Plan and cash dividends thereon will be reinvested in additional
                    Shares. If you have elected the Partial Dividend
                    Reinvestment option and the certificate is for a larger number of shares than the number you have specified next to Box 2, please communicate directly with the Administrator for further instructions.

          If you wish to deposit certificates for Shares with the Administrator to be held in safekeeping only, but without having the cash dividends on such Shares reinvested in additional Shares, do not check Box 3. Rather check Box 4.


TO TRANSMIT NON-ENROLLED CERTIFICATES FOR SAFEKEEPING:

Box 4 |_|           Please hold the enclosed certificate No. _______________
                    representing _______ Shares for my account for safekeeping.
                    (Do not endorse your share certificates.) DIVIDENDS ON SUCH
                    SAFEKEEPING SHARES WILL NOT BE REINVESTED. If you wish your
                    Shares to participate in the Plan (with the dividends thereon reinvested) and you also wish the Administrator to hold your certificates, use Box 3 and do not use this Box.

I understand that I may modify or revoke this authorization at any time by instructing the Administrator in writing of my desire to change or terminate my participation in the Plan. No change will be effective until your instructions are received by the Administrator.


ACCOUNT REGISTRATION (CHECK ONE)

|_|       Individual Ownership - You alone own the shares.

|_| Joint Tenants with Right of Survivorship - You and one or more persons jointly own the shares with right of survivorship.

          The Administrator will act upon the written request of any owner in all matters pertaining to a joint account except for the sale or transfer of Shares, which requires the signatures of all owners.

|_|       Custodian Under Uniform Gifts to Minors Act

|_|       Other (Trust, Corporation, etc.)
          PLEASE SPECIFY

     Under penalty of perjury, I hereby certify that the Social Security Number or Tax Identification Number (TIN) indicated below is true and correct and that I am not subject to backup withholding per the Internal Revenue Code. (Delete "not" if you are subject to backup withholding.)


-----------------------------                --------------------------------
Shareholder Signature                        Print Shareholder Name

-----------------------------                --------------------------------
Shareholder Signature                        Print Shareholder Name

-----------------------------                --------------------------------
Date

          Sign name(s) exactly as shown on stock certificate or as your account is registered. In case of joint owners, each joint owner must sign. If authorization is signed as attorney-in-fact, officer, administrator, executor, trustee or guardian, indicate title as such.

          Please complete the following sections with the name and address to which Plan account statements should be sent:


-----------------------------                --------------------------------
Name                                         Social Security Number/TIN

-----------------------------                --------------------------------
Address                                      Area Code and Telephone Number

-----------------------------
City

-----------------------------
State      Zip Code

                                TABLE OF CONTENTS

                                                                       PAGE

THE COMPANY ............................................................. 4
THE PLAN .................................................................4
  Purpose ................................................................4
  Participation ..........................................................4
  Benefits and Disadvantages .............................................5
  Administration and Interpretation ......................................6
  Minimum Participation ..................................................7
  Enrollment .............................................................7
  Purchases ..............................................................8
  Certificates ..........................................................11
  Sale of Shares ........................................................12
  Reports ...............................................................13
  Withdrawal ............................................................13
  Federal Taxes .........................................................14
  Other Provisions ......................................................15
USE OF PROCEEDS .........................................................17
COMMON STOCK DIVIDENDS
  AND PRICE RANGES ......................................................18
INDEMNIFICATION UNDER THE
  SECURITIES ACT ........................................................19
LEGAL OPINION ...........................................................19
EXPERTS .................................................................19



                               [ORRSTOWN FINANCIAL
                                 SERVICES, INC.
                                LETTERHEAD LOGO]









                              STOCKHOLDER DIVIDEND
                                REINVESTMENT PLAN
                                -----------------


                                  May 15, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION(1)
         ----------------------------------------------

         Registration Fees                    $2,667
         Blue Sky Fees                        $1,500
         Printing Costs                       $5,200
         Legal Expenses                       $7,500
         Miscellaneous                        $1,000
                                             -------

                  Total:                     $17,867
                  ======                     =======


         (1) Amounts listed relate to expenses estimated to be incurred in connection with this Registration Statement.


ITEM 15  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

     Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure or act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 of the BCL authorizes a corporation to purchase insurance for directors and other representatives. The foregoing statement is subject to the detailed provisions of Section 1741-1850 of the BCL.

     The By-laws of Orrstown Financial Services, Inc. ("the "Company") provide for indemnification of directors and officers to the extent provided in the BCL. In accordance with Section 1713 of the BCL, the By-laws of the Company also include a provision that the directors of the Company shall not be personally liable for monetary damages as such for any action taken, or failure to take any action, unless: (1) the director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Pursuant to Section 1713 of the BCL, this limitation of personal liability does not apply to (i) the responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for the payment of taxes pursuant to federal, state or local law.

     The Company maintains directors and officers liability insurance providing insurance under certain circumstances for directors and certain officers.

ITEM 16  EXHIBITS
         --------

     Exhibits are listed by numbers corresponding to the Exhibit Table of Item 601 of Regulation S-K.

Exhibit Number
--------------

         1                  Not applicable.
         2                  Not applicable.
         4                  Not applicable.
         5                  Opinion of Rhoads & Sinon LLP re:  legality of securities.
         8                  Not applicable.
         12                 Not applicable.
         15                 Not applicable.
         23(a)              Consent of Rhoads & Sinon LLP (incorporated in Exhibit 5 above).
         23(b)              Consent of Smith, Elliott, Kearns & Co.
         24                 Power of Attorney of Directors and Officers of Orrstown Financial
                            Services, Inc. (included on signature page to this Registration Statement).
         25                 Not applicable.
         26                 Not applicable.
         27                 Not applicable.
         28                 Not applicable.
         99(a)              Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment
                            Plan.
         99(b)              Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment
                            Plan Authorization and Enrollment Form (included as part of Prospectus).
         99(c)              Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment
                            Plan Information Card
         99(d)              Prospectus Transmittal Letter



ITEM 17.   UNDERTAKINGS.
           -------------

      A.   The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                         (i) To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933 (the "Securities
                    Act");

                         (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Shippensburg, Commonwealth of Pennsylvania, on May 15, 1998.

                                      ORRSTOWN FINANCIAL SERVICES,
                                      INC.


                                      By:/s/ Kenneth R. Shoemaker
                                         -----------------------------------
                                             Kenneth R. Shoemaker, President
                                             and Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth R. Shoemaker and Joel R. Zullinger, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on May 15, 1998.

Signatures                               Title
----------                               -----

/s/ Kenneth R. Shoemaker                 President and Chief Executive Officer
---------------------------------        and Director
Kenneth R. Shoemaker

/s/ Bradley S. Everly                    Senior Vice President (chief financial
---------------------------------        officer)
Bradley S. Everly

/s/ Robert B. Russell                    Vice President and Chief Accounting
---------------------------------        Officer
Robert B. Russell

/s/ Anthony F. Ceddia                    Director
---------------------------------
Anthony F. Ceddia

/s/ Jeffrey W. Coy                       Director
---------------------------------
Jeffrey W. Coy

                                         Director
---------------------------------
Ned R. Fogelsonger

/s/ Robert T. Henry                      Director
---------------------------------
Robert T. Henry

                                         Director
---------------------------------
Andrea Pugh

/s/ Gregory A. Rosenberry                Director
---------------------------------
Gregory A. Rosenberry

/s/ Denver L. Tuckey                     Director
---------------------------------
Denver L. Tuckey

/s/ Joel R. Zullinger                    Director
---------------------------------
Joel R. Zullinger

                                  EXHIBIT INDEX

                                                                              Sequential
Exhibit Number                                                                Page Number
--------------                                                                -----------

 1       Not applicable.
 2       Not applicable.
 4       Not applicable.
 5       Opinion of Rhoads & Sinon LLP re:  legality of securities
 8       Not applicable.
12       Not applicable.
15       Not applicable.
23(a)    Consent of Rhoads & Sinon LLP (incorporated in Exhibit 5 above).
23(b)    Consent of Smith, Elliott, Kearns & Co.
24       Power of Attorney of Directors and Officers of Orrstown Financial
         Services, Inc. (included on signature page to this Registration
         Statement).
25       Not applicable.
26       Not applicable.
27       Not applicable.
28       Not applicable.
99(a)    Orrstown Financial Services, Inc. Stockholder Dividend
         Reinvestment Plan.
99(b)    Orrstown Financial Services, Inc. Plan Authorization and
         Enrollment Form (included as part of the Prospectus).
99(c)    Orrstown Financial Services, Inc. Stockholder Dividend
         Reinvestment Plan Information Card
99(d)    Prospectus Transmittal Letter